Exhibit 99.2

The BISYS Group, Inc.
Quarterly Business Segment Data
(Unaudited)
(In thousands)

The Company has provided this information to enable investors to perform meaningful comparisons of past, present and future operating results. Restructuring, impairment and other charges are excluded from the operating results of the segment as management does not consider such charges in its assessment of segment performance, or in allocating resources among segments.

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Year Ended
	September 30, 2001		December 31, 2001		March 31, 2002		June 30, 2002		June 30, 2002
	As		As		As		As		As
	Previously	As	Previously	As	Previously	As	Previously	As	Previously	As
FY 2002	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
Revenues:
Investment Services	$104,916	$104,916	$108,167	$108,167	$112,060	$112,060	$124,787	$124,787	$449,930	$449,930
Insurance and Education Services	45,346	35,271	53,654	42,019	57,072	49,682	62,113	46,683	218,185	173,655
Information Services	46,269	46,269	48,087	48,087	51,407	51,407	51,827	51,827	197,590	197,590

Total	$196,531	$186,456	$209,908	$198,273	$220,539	$213,149	$238,727	$223,297	$865,705	$821,175

Operating Earnings (Loss):
Investment Services	$16,153	$16,153	$16,772	$16,772	$20,029	$20,029	$24,495	$24,495	$77,449	$77,449
Insurance and Education Services	17,350	7,205	22,165	10,500	26,770	19,507	28,562	13,868	94,847	51,080
Information Services	11,339	11,339	12,486	12,486	14,681	14,681	16,389	16,389	54,895	54,895
Corporate	(5,123)	(5,123)	(5,378)	(5,378)	(4,717)	(4,717)	(5,547)	(5,547)	(20,765)	(20,765)

Total	$39,719	$29,574	$46,045	$34,380	$56,763	$49,500	$63,899	$49,205	$206,426	$162,659

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Year Ended
	September 30, 2002		December 31, 2002		March 31, 2003		June 30, 2003		June 30, 2003
	As		As		As		As		As
	Previously	As	Previously	As	Previously	As	Previously	As	Previously	As
FY 2003	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated
Revenues:
Investment Services	$120,944	$120,944	$121,853	$121,853	$125,050	$125,050	$130,684	$130,684	$498,531	$498,531
Insurance and Education Services	55,699	51,772	58,830	50,454	63,761	57,059	66,545	60,770	244,835	220,055
Information Services	50,701	50,701	52,429	52,429	55,965	55,965	55,958	55,958	215,053	215,053

Total	$227,344	$223,417	$233,112	$224,736	$244,776	$238,074	$253,187	$247,412	$958,419	$933,639

Operating Earnings (Loss):
Investment Services	$16,084	$16,084	$17,872	$17,872	$20,167	$20,167	$23,433	$23,433	$77,556	$77,556
Insurance and Education Services	19,669	16,269	23,738	16,393	24,154	18,782	20,971	16,781	88,532	68,225
Information Services	12,405	12,405	13,825	13,825	15,779	15,779	17,378	17,378	59,387	59,387
Corporate	(5,221)	(5,221)	(5,435)	(5,435)	(5,101)	(5,101)	(5,673)	(5,673)	(21,430)	(21,430)

Total	$42,937	$39,537	$50,000	$42,655	$54,999	$49,627	$56,109	$51,919	$204,045	$183,738

The BISYS Group, Inc.
Quarterly Business Segment Data
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2003		December 31, 2003		Three Months	Three Months	Year
	As		As		Ended	Ended	Ended
	Previously	As	Previously	As	March 31,	June 30,	June 30,
FY 2004	Reported	Restated	Reported	Restated	2004	2004	2004
Revenues:
Investment Services	$128,171	$128,171	$138,211	$138,211	$148,295	$147,515	$562,192
Insurance and Education Services	57,126	56,178	68,438	66,488	67,458	65,001	255,125
Information Services	52,085	52,085	56,682	56,682	56,579	54,639	219,985

Total	$237,382	$236,434	$263,331	$261,381	$272,332	$267,155	$1,037,302

Operating Earnings (Loss):
Investment Services	$16,413	$16,413	$16,457	$16,457	$18,034	$18,717	$69,621
Insurance and Education Services	8,815	10,460	13,414	13,841	15,052	9,810	49,163
Information Services	12,887	12,887	14,839	14,839	16,900	15,557	60,183
Corporate	(5,180)	(5,180)	(6,160)	(6,160)	(5,348)	(7,282)	(23,970)

Total	$32,935	$34,580	$38,550	$38,977	$44,638	$36,802	$154,997

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